UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

OSR HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OSRH	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OSRHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2026, OSR Health, Inc. (the “Company”) received a Staff Determination Letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has determined to delist the Company’s common stock and warrants from the Nasdaq Capital Market.

As previously disclosed, the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share. Although the Company was granted compliance periods through August 31, 2026, Nasdaq determined that the Company could not regain compliance by that date because compliance would require a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days.

Nasdaq advised that trading in the Company’s common stock and warrants will be suspended at the opening of business on August 26, 2026, and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on Nasdaq. The Company’s warrants are also subject to delisting because the underlying common stock will no longer be listed.

The Company intends to request a hearing before a Nasdaq Hearings Panel (the “Panel”) by 4:00 p.m. Eastern Time on August 26, 2026, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Because the Company was previously granted a second 180-day compliance period, a timely hearing request will not stay the scheduled suspension of trading in the Company’s securities at the opening of business on August 26, 2026. However, a timely hearing request is expected to stay the filing of the Form 25-NSE and, therefore, the final formal delisting of the Company’s securities from listing and registration on Nasdaq, pending the issuance of the Panel’s decision.

If the Company does not timely request a hearing, or if the Panel does not grant the Company’s request for continued listing, Nasdaq will file the Form 25-NSE to remove the Company’s securities from listing and registration. There can be no assurance that the Company’s hearing request will result in continued listing or that the Company will regain compliance with Nasdaq’s listing requirements.

Item 7.01. Regulation FD Disclosure.

On August 19, 2026, OSR Health, Inc. (the “Company”) issued a press release announcing its receipt of the Staff Delisting Determination from the Listing Qualifications Department of The Nasdaq Stock Market LLC and its intention to request a hearing before a Nasdaq Hearings Panel. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s intention to request a hearing before the Panel, the anticipated suspension of trading in the Company’s securities, the potential filing of a Form 25-NSE, and the Company’s ability to regain or maintain compliance with Nasdaq’s listing requirements. These statements involve known and unknown risks and uncertainties, and actual results may differ materially. There can be no assurance that the Company will be granted a hearing, that any plan of compliance will be accepted by the Panel, or that the Company will maintain the listing of its securities on Nasdaq. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by OSR Health, Inc., dated August 19, 2026, titled “OSR Health Receives Nasdaq Staff Delisting Determination; Intends to Request Hearings Panel Appeal.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2026

OSR HEALTH, INC.

By:	/s/ Kuk Hyoun Hwang
	Name:	Kuk Hyoun Hwang
	Title:	Chief Executive Officer

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